EXHIBIT 23.1

CONSENT OF
RALPH E. DAVIS ASSOCIATES, INC.

We hereby consent to the use of the name “Ralph E. Davis Associates, Inc.,” the reference to our reserve estimate report for Aurora Oil & Gas Corporation (fka Cadence Resources Corporation) dated January 30, 2006, and the use of information contained therein in the SB-2 Registration Statement to be filed on or about October 31, 2007.

Houston, Texas
October 31, 2007

RALPH E. DAVIS ASSOCIATES, INC.

/s/ Joseph Mustacchia, Jr.
Joseph Mustacchia, Jr. Executive Vice-President